SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. REPORTS THIRD QUARTER 2020 RESULTS

Hamilton, Bermuda, November 5, 2020 — Sirius International Insurance Group, Ltd. (Nasdaq: SG) (“Sirius Group”, the “Company”, or the “Group”) today reported results for the third quarter ended September 30, 2020. The Company reported a comprehensive (loss) of $(67) million for the third quarter of 2020 compared to a comprehensive (loss) of $(50) million for the third quarter of 2019. The Company recorded $39 million of pre-tax losses associated with the novel coronavirus (“COVID-19”), net of reinsurance and additional premiums due. Catastrophe losses, net of reinsurance and reinstatement premiums, were $53 million in the quarter ended September 30, 2020, primarily related to Hurricane Laura ($29 million), an August Midwest derecho ($11 million) and California wildfires ($10 million). Sirius Group recorded a combined ratio of 115% for the quarter ended September 30, 2020.

For the nine months ended September 30, 2020, the comprehensive (loss) was $(202) million compared to comprehensive income of $34 million for the nine months ended September 30, 2019. For the nine months ended September 30, 2020, the Company recorded COVID-19 losses of $192 million, net of reinsurance and additional premiums due. Catastrophe losses, net of reinsurance and reinstatement premiums, were $72 million in the nine months ended September 30, 2020. Sirius Group recorded a combined ratio of 113% for the nine months ended September 30, 2020.

Book value per common share was $12.66 as of September 30, 2020 compared to $13.18 as of June 30, 2020 and $14.23 as of December 31, 2019, a decrease of 3.9% for the quarter and 11.0% for the nine months ended September 30, 2020. Tangible book value per common share(1) was $7.89 as of September 30, 2020 compared to $8.39 as of June 30, 2020 and $9.39 as of December 31, 2019, a decrease of 6.0% for the quarter and 16.0% for the nine months ended September 30, 2020.

“It was an active quarter for catastrophes and COVID-19 continues to impact our world. We remain proactive in our support of our clients as they face, endure and surmount these challenges,” said Kip Oberting, President and Chief Executive Officer of Sirius Group. "We have taken actions over the past ten months to optimize our portfolio more aggressively than at any other time over the last decade. The benefits of these actions began to materialize in the third quarter with lighter catastrophe losses than Sirius Group would have experienced without such actions. Looking ahead, the full extent of these optimizations have yet to materialize. More significantly, market demand for our capacity is increasing, which is driving terms and conditions to become much more appropriate than they had been during the past few years."
Mr. Oberting continued, "Equally important, the successful completion of our strategic review process preserved Sirius Group’s franchise. Upon closing of the pending merger, our underwriting teams are poised to go on offense on behalf of a larger balance sheet — at just the right time in the market cycle. We are headed to a sweet spot. Finally.”

•Net (loss) attributable to common shareholders for the third quarter of 2020 was $(96) million. Basic and diluted earnings per common share were $(0.83). This compares to net (loss) attributable to common shareholders of $(3) million and basic and diluted earnings per common share of $(0.02) and $(0.06), respectively, for the third quarter of 2019.

(1) Tangible book value per common share is a non-GAAP financial measure. See accompanying Reconciliation of Non-GAAP Financial Measures.

•For the nine months ended September 30, 2020, net (loss) attributable to common shareholders was $(207) million. Basic earnings per common share was $(1.80) and diluted earnings per common share was $(1.83). This compares to net income attributable to common shareholders of $99 million and basic and diluted earnings per common share of $0.78 for the nine months ended September 30, 2019.

•For the third quarter of 2020, Operating (loss) attributable to common shareholders(2) was $(101) million compared to Operating (loss) attributable to common shareholders of $(65) million for the third quarter of 2019. For the nine months ended September 30, 2020, Operating (loss) attributable to common shareholders was $(218) million compared to Operating (loss) attributable to common shareholders of $(66) million for the same period in 2019.

Chief Financial Officer, Ralph Salamone also commented, “The 115% combined ratio during the quarter was impacted by catastrophe losses and $39 million in losses related to COVID-19 during the quarter, primarily driven by a resurgence of infections in the United States. The total return on investments helped to partially offset the underwriting result.”

Third Quarter and Year to Date 2020 Summary

Underwriting

Sirius Group’s combined ratio was 115% for the third quarter of 2020 compared to 123% for the third quarter of 2019. The improvement in the combined ratio was mainly driven by lower catastrophe losses, partially offset by COVID-19 pandemic losses (11 points), net of reinsurance and additional premiums due. The third quarter of 2020 included $53 million or 14 points of catastrophe losses, net of reinsurance and reinstatement premiums, compared to $109 million or 29 points for the third quarter of 2019.
•Gross written premiums for the third quarter of 2020 were $356 million and decreased 14% compared to the third quarter of 2019 primarily due to COVID-19 and client reaction to Sirius Group's rating downgrade.
•Results by reportable segment(3) for the third quarter of 2020 include the following:
•Global Reinsurance produced a $(36) million underwriting loss and a 115% combined ratio. The results included $6 million of losses from the COVID-19 pandemic. Third quarter catastrophe losses, net of reinsurance and reinstatement premiums, were $53 million, as discussed above. Additionally, third quarter losses included $14 million from the August Beirut explosion.
•Global A&H produced an $(8) million underwriting (loss), including net service fee income from Armada and IMG of $5 million, and a combined ratio of 112%. These results included $31 million of losses from the COVID-19 pandemic.

For the nine months ended September 30, 2020, Sirius Group’s combined ratio was 113% compared to 107% for the nine months ended September 30, 2019. Our underwriting results in the first nine months of 2020 were significantly impacted by the COVID-19 pandemic. We recorded $192 million of estimated ultimate losses (16 loss ratio points) in our underwriting results with $136 million in the Global Reinsurance, $53 million in the Global A&H, and $3 million in the U.S. Specialty segments. The first nine months of 2020 included 6 points of catastrophe losses, net of reinsurance and reinstatement premiums, compared to 11 points for the same period in 2019. The first nine months of 2020 also included minimal (less than a point) net unfavorable prior year loss reserve development compared to 8 points of net unfavorable prior year loss development for the same period in 2019.
•Gross written premiums for the first nine months of 2020 were $1,496 million and decreased 2% compared to the first nine months of 2019 primarily due to COVID-19 and client reaction to Sirius Group's rating downgrade.

(2) Operating (loss) attributable to common shareholders is a non-GAAP financial measure. See accompanying Reconciliation of Non-GAAP Financial Measures.
(3) Effective January 1, 2020 Sirius Group implemented an internal reorganization which changed its reportable segments. Where applicable, all prior periods presented have been revised to conform to this new presentation.

•Highlights by reportable segment for the first nine months of 2020 include the following:
•Global Reinsurance produced an $(122) million underwriting (loss) and a 117% combined ratio driven mainly by $136 million of losses from the COVID-19 pandemic. COVID-19 losses contributed 19 points to the combined ratio. Year to date catastrophe losses, net of reinsurance and reinstatement premiums, were $72 million and primarily related to Hurricane Laura ($29 million), an August Midwest derecho ($11 million) and California wildfires ($10 million). Additionally, year to date losses included $14 million from the Beirut explosion. Net unfavorable prior year development for the nine months ended September 30, 2020 was $15 million as unfavorable prior year loss reserve development in Other Property ($22 million), Aviation & Space ($10 million), and Casualty Reinsurance ($9 million) was partially offset by favorable prior year loss reserve development in Property Catastrophe Excess Reinsurance ($23 million). Additionally, losses from weather derivatives, included in Other revenues, for the first nine months of 2020 were $(22) million driven mainly by a relatively warm U.S. and European winter.
•Global A&H produced $8 million of underwriting income, including net service fee income from Armada and IMG of $17 million, and a combined ratio of 103%. These results included $53 million of losses from the COVID-19 pandemic. In addition, there was $8 million of net favorable prior year loss reserve development and $4 million of drag from the Group’s build out of Armada Health.
•U.S. Specialty produced a $(7) million underwriting (loss) and a 116% combined ratio.

Investments and Other

•During the third quarter of 2020, the investment portfolio returned 1.8% in original currencies and 2.2% in U.S. Dollars.
•Total investment results for the third quarter of 2020, which includes the sum of net investment income, net realized and unrealized investment gains (losses) in net income, and change in foreign currency translation on investments recognized through other comprehensive income, were $74 million, compared to $24 million in the third quarter of 2019, an increase of $50 million. Included in the third quarter investment results are foreign exchange gains of $17 million in 2020 compared to foreign exchange (losses) of $(20) million in 2019.

•For the first nine months of 2020, the investment portfolio returned 2.3% in original currencies and 2.6% in U.S. Dollars.
•Total investment results for the first nine months of 2020 were $94 million, compared to $141 million for the first nine months of 2019, a decrease of $47 million. Included in the first nine months investment results are foreign exchange gains of $20 million in 2020 compared to foreign exchange (losses) of $(23) million in 2019.

•During the third quarter of 2020, the Company incurred $10 million of various legal, advisory, and other consulting costs associated with the previously announced Agreement and Plan of Merger, by and among the Company, Third Point Reinsurance Ltd. ("TPRE"), and Yoga Merger Sub Limited, a wholly owned subsidiary of TPRE. As part of the amount incurred, $2 million is related to reimbursement of certain expenses of CM Bermuda Limited and CMIG International Holding Pte. Ltd. pursuant to the Transaction Matters Letter Agreement entered into on August 6, 2020, among Sirius Group, TPRE, CM Bermuda Limited and CMIG International Holding Pte. Ltd.

•Common shareholders’ equity ended the third quarter of 2020 at $1,459 million compared to $1,640 million at December 31, 2019. The decrease is primarily due to a comprehensive (loss) of $(202) million.

Supplemental Materials
In addition to this press release, we have provided supplemental financial information relating to third quarter results. Readers are encouraged to visit the “Financial Information” section of Sirius Group’s website located at http://ir.siriusgroup.com to view the supplemental financial information.

Non-GAAP Financial Measures
In presenting Sirius Group’s results, management has included and discussed non-GAAP financial measures: Tangible book value, Tangible book value per common share and Operating (loss) attributable to common shareholders. The Company believes that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles in the United States of America (‘‘GAAP’’). A reconciliation of Tangible book value, Tangible book value per common share and Operating (loss) attributable to common shareholders, to the most comparable GAAP measures is included in the attached financial information.
About Sirius Group
Sirius Group, with $2.4 billion of total capital and roots dating back to 1945, is a global multi-line (re)insurer headquartered in Bermuda with a unique global branch network, including offices in Stockholm, New York and London. Sirius Group’s success over the years has come from working with honest, capable partners. Sirius Group provides a fully diversified set of tailored risk products to clients in approximately 150 countries, including health and travel products to consumers through its two managing general underwriters, ArmadaCorp Capital, LLC and International Medical Group, Inc. Sirius Group has been publicly traded since November 2018. You can learn more by visiting www.siriusgroup.com.
Cautionary Note Regarding Forward-Looking Statements
We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about the optimization of Sirius Group's portfolio, market demand for Sirius Group's capacity, improved terms and conditions, the size of Sirius Group's balance sheet, the closing of the merger transaction and the preservation of Sirius Group's franchise. You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the continued impact of the COVID-19 pandemic on Sirius Group’s business, operations and loss reserve estimates; the effect of judicial, legislative, and regulatory actions to address and contain the impact of COVID-19; the uncertainty as to the estimate of ultimate industry loss claims; the general economic conditions and market conditions in the markets in which Sirius Group operates; Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in or withdrawal of Sirius Group’s operating subsidiaries’ ratings with rating agencies; the exposure of Sirius Group’s investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group’s net income and may affect the adequacy of its capital and liquidity; losses related to cyber-attacks on Sirius Group’s information technology systems; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-rate risk and political risks on investments in, and revenues from, Sirius Group’s operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements; Sirius Group’s significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group’s intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group’s securities; China Minsheng

Investment Group Corp., Ltd. ("CMIG") and CMIG International Holding Pte. Ltd.’s status as a direct and indirect majority shareholder, including their affiliates' liquidity issues, and actions taken by CMIG, CMIG International Holding Pte. Ltd or any other parties in interest in connection with such liquidity issues including ownership changes; Sirius Group’s status as a publicly traded company, foreign private issuer and controlled company; the consequences of the written resolution of Sirius Group’s majority shareholder which may prohibit the Board of Sirius Group from issuing any form of equity without shareholder approval; the impact of lawsuits initiated by minority shareholders, including lawsuits claiming that they are being unfairly oppressed by Sirius Group’s majority shareholder or lawsuits claiming a right of redemption of the Series B preference shares; the satisfaction or waiver of the conditions precedent to the consummation of the proposed transactions described in an Agreement and Plan of Merger entered into by and among the Company, TPRE and Yoga Merger Sub Limited dated August 6, 2020 and the terms and conditions included in a statutory merger agreement (collectively, the "Transactions"), including, without limitation, the receipt of shareholder and regulatory approvals (including approvals, authorizations and clearance by antitrust authorities and insurance regulators necessary to complete such proposed Transactions) on the terms desired or anticipated (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of such proposed Transactions); unanticipated difficulties or expenditures relating to such proposed Transactions; risks relating to the value of the shares of TPRE to be issued in such proposed Transactions; unanticipated negative reactions of rating agencies in response to such proposed Transactions; disruptions of the Company’s and TPRE’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed Transactions, including, without limitation, the ability of the combined company to hire and retain any personnel; legal proceedings that may be instituted against the Company and TPRE following announcement of such proposed Transactions; and other risks identified in Sirius Group’s Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this release.

Contact:
Sirius Group
Investor Relations
investor.relations@siriusgroup.com
(212) 312-2525

Sirius International Insurance Group, Ltd.
Consolidated Balance Sheets
As at September 30, 2020 and December 31, 2019

(Expressed in millions of U.S. dollars, except share information)	September 30, 2020	December 31, 2019
	Unaudited
Assets
Fixed maturity investments, trading, at fair value (Amortized cost 2020: $1,932.7; 2019: $1,656.6)	$1,958.9	$1,681.0
Short-term investments, at fair value (Amortized cost 2020: $1,145.4; 2019: $1,090.8)	1,132.6	1,085.2
Equity securities, trading, at fair value (Cost 2020: $170.0; 2019: $379.2)	158.7	405.2
Other long-term investments, at fair value (Cost 2020: $327.5; 2019: $315.4)	388.0	346.8
Cash	168.4	136.3
Restricted cash	15.8	14.3
Total investments and cash	3,822.4	3,668.8
Accrued investment income	8.9	11.2
Insurance and reinsurance premiums receivable	789.0	730.1
Reinsurance recoverable on unpaid losses	482.5	410.3
Reinsurance recoverable on paid losses	70.4	73.9
Funds held by ceding companies	244.1	293.9
Ceded unearned insurance and reinsurance premiums	172.5	162.0
Deferred acquisition costs	145.2	148.2
Deferred tax asset	158.4	166.7
Accounts receivable on unsettled investment sales	19.1	6.7
Goodwill	400.8	400.8
Intangible assets	168.0	179.8
Other assets	151.5	161.4
Total assets	$6,632.8	$6,413.8
Liabilities
Loss and loss adjustment expense reserves	$2,672.9	$2,331.5
Unearned insurance and reinsurance premiums	759.4	708.0
Ceded reinsurance payable	270.3	244.7
Funds held under reinsurance treaties	156.5	169.1
Deferred tax liability	213.6	205.9
Debt	695.8	685.2
Accounts payable on unsettled investment purchases	29.9	2.3
Other liabilities	175.9	201.3
Total liabilities	4,974.3	4,548.0
Commitments and contingencies
Mezzanine equity
Series B preference shares	197.5	223.0
Common shareholders' equity
Common shares (shares issued and outstanding, 2020 & 2019: 115,299,341)	1.2	1.2
Additional paid-in surplus	1,099.9	1,098.2
Retained earnings	564.5	778.5
Accumulated other comprehensive (loss)	(206.4)	(237.5)
Total common shareholders' equity	1,459.2	1,640.4
Non-controlling interests	1.8	2.4
Total equity	1,461.0	1,642.8
Total liabilities, mezzanine equity, and equity	$6,632.8	$6,413.8

Sirius International Insurance Group, Ltd.
Consolidated Statements of (Loss) Income (Unaudited)
For the three and nine months ended September 30, 2020 and 2019

	Three months ended September 30,		Nine months ended September 30,
(Expressed in millions of U.S. dollars, except share and per share information)	2020	2019	2020	2019
Revenues
Net earned insurance and reinsurance premiums	$372.6	$374.2	$1,177.1	$1,056.8
Net investment income	1.7	22.8	30.0	67.3
Net realized investment gains	(3.8)	15.3	23.6	39.9
Net unrealized investment gains (losses)	31.2	53.9	(3.9)	143.4
Net foreign exchange (losses) gains	(21.3)	4.9	(18.9)	9.4
Other revenue	15.8	16.3	30.3	51.3
Total revenues	396.2	487.4	1,238.2	1,368.1
Expenses
Loss and loss adjustment expenses	305.4	348.6	972.8	810.5
Insurance and reinsurance acquisition expenses	83.6	75.1	236.4	215.4
Other underwriting expenses	41.3	35.4	115.6	106.2
General and administrative expenses	34.4	28.0	90.4	80.6
Intangible asset amortization expenses	3.9	3.9	11.8	11.8
Interest expense on debt	8.1	7.7	23.8	23.3
Total expenses	476.7	498.7	1,450.8	1,247.8
Pre-tax (loss) income	(80.5)	(11.3)	(212.6)	120.3
Income tax (expense) benefit	(23.5)	3.7	(19.9)	(15.6)
Net (loss) income	(104.0)	(7.6)	(232.5)	104.7
(Income) attributable to non-controlling interests	(0.2)	(0.4)	(0.2)	(1.6)
(Loss) income attributable to Sirius Group	(104.2)	(8.0)	(232.7)	103.1
Change in carrying value of Series B preference shares	8.7	5.3	25.5	(3.9)
Net (loss) income attributable to Sirius Group's common shareholders	$(95.5)	$(2.7)	$(207.2)	$99.2

Net (loss) income per common share and common share equivalent
Basic earnings per common share and common share equivalent	$(0.83)	$(0.02)	$(1.80)	$0.78
Diluted earnings per common share and common share equivalent	$(0.83)	$(0.06)	$(1.83)	$0.78
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,297,945	115,251,853	115,279,197	115,225,942
Diluted weighted average number of common shares and common share equivalents outstanding	115,297,945	127,153,523	127,180,867	115,619,222

Sirius International Insurance Group, Ltd.
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
For the three and nine months ended September 30, 2020 and 2019

	Three months ended September 30,		Nine months ended September 30,
(Expressed in millions of U.S. dollars)	2020	2019	2020	2019
Comprehensive (loss) income
Net (loss) income	$(104.0)	$(7.6)	$(232.5)	$104.7
Other comprehensive income (loss)
Change in foreign currency translation, net of tax	37.5	(42.3)	31.1	(69.0)
Total other comprehensive income (loss)	37.5	(42.3)	31.1	(69.0)
Comprehensive (loss) income	(66.5)	(49.9)	(201.4)	35.7
Net (income) attributable to non-controlling interests	(0.2)	(0.4)	(0.2)	(1.6)
Comprehensive (loss) income attributable to Sirius Group	$(66.7)	$(50.3)	$(201.6)	$34.1

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended September 30, 2020
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$248.2	$88.8	$22.6	$(3.6)	$—	$356.0
Net written premiums	$192.2	$72.2	$20.5	$(2.6)	$—	$282.3
Net earned insurance and reinsurance premiums	$243.5	$114.3	$17.2	$(2.4)	$—	$372.6
Loss and allocated LAE	(194.5)	(84.6)	(11.1)	(1.1)	—	(291.3)
Insurance and reinsurance acquisition expenses	(51.8)	(36.6)	(4.0)	(0.8)	9.6	(83.6)
Technical (loss) profit	(2.8)	(6.9)	2.1	(4.3)	9.6	(2.3)
Unallocated LAE	(7.7)	(0.5)	(0.2)	(1.0)	(4.7)	(14.1)
Other underwriting expenses	(25.3)	(5.7)	(4.3)	(1.3)	(4.7)	(41.3)
Underwriting (loss) income	(35.8)	(13.1)	(2.4)	(6.6)	0.2	(57.7)
Service fee revenue	—	26.3	—	0.9	(10.7)	16.5
Managing general underwriter unallocated LAE	—	(5.8)	—	—	5.8	—
Managing general underwriter other underwriting expenses	—	(4.7)	—	—	4.7	—
General and administrative expenses, MGU + Runoff & Other	—	(11.0)	—	(0.9)	—	(11.9)
Underwriting (loss), including net service fee income	$(35.8)	$(8.3)	$(2.4)	$(6.6)	$—	$(53.1)

Underwriting Ratios (1) (2)
Loss ratio	83.0%	74.5%	65.7%	NM	NM	82.0%
Acquisition expense ratio	21.3%	32.0%	23.3%	NM	NM	22.4%
Other underwriting expense ratio	10.4%	5.0%	25.0%	NM	NM	11.1%
Combined ratio	114.7%	111.5%	114.0%	NM	NM	115.5%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Nine months ended September 30, 2020
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$927.0	$434.6	$68.9	$65.7	$—	$1,496.2
Net written premiums	$758.1	$334.9	$59.5	$65.7	$—	$1,218.2
Net earned insurance and reinsurance premiums	$719.4	$345.4	$45.2	$67.1	$—	$1,177.1
Loss and allocated LAE	(600.2)	(234.5)	(29.2)	(61.2)	—	(925.1)
Insurance and reinsurance acquisition expenses	(156.4)	(98.9)	(10.4)	(0.9)	30.2	(236.4)
Technical (loss) profit	(37.2)	12.0	5.6	5.0	30.2	15.6
Unallocated LAE	(17.9)	(2.8)	(0.4)	(11.8)	(14.8)	(47.7)
Other underwriting expenses	(67.1)	(18.0)	(12.4)	(3.7)	(14.4)	(115.6)
Underwriting (loss) income	(122.2)	(8.8)	(7.2)	(10.5)	1.0	(147.7)
Service fee revenue	—	85.3	—	0.9	(33.4)	52.8
Managing general underwriter unallocated LAE	—	(18.0)	—	—	18.0	—
Managing general underwriter other underwriting expenses	—	(14.4)	—	—	14.4	—
General and administrative expenses, MGU + Runoff & Other	—	(36.2)	—	(3.8)	—	(40.0)
Underwriting (loss) income, including net service fee income	$(122.2)	$7.9	$(7.2)	$(13.4)	$—	$(134.9)

Underwriting Ratios (1) (2)
Loss ratio	85.9%	68.7%	65.5%	NM	NM	82.6%
Acquisition expense ratio	21.7%	28.6%	23.0%	NM	NM	20.1%
Other underwriting expense ratio	9.3%	5.2%	27.4%	NM	NM	9.8%
Combined ratio	116.9%	102.5%	115.9%	NM	NM	112.5%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended September 30, 2019
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$256.3	$137.4	$17.9	$2.1	$—	$413.7
Net written premiums	$202.6	$104.6	$14.3	$0.8	$—	$322.3
Net earned insurance and reinsurance premiums	$249.5	$115.1	$9.1	$0.5	$—	$374.2
Loss and allocated LAE	(261.7)	(63.6)	(8.2)	(0.9)	—	(334.4)
Insurance and reinsurance acquisition expenses	(54.3)	(32.5)	(2.0)	(0.1)	13.8	(75.1)
Technical (loss) profit	(66.5)	19.0	(1.1)	(0.5)	13.8	(35.3)
Unallocated LAE	(8.4)	(2.0)	(0.1)	(0.2)	(3.5)	(14.2)
Other underwriting expenses	(20.8)	(6.8)	(2.7)	(1.4)	(3.7)	(35.4)
Underwriting (loss) income	(95.7)	10.2	(3.9)	(2.1)	6.6	(84.9)
Service fee revenue	—	31.0	—	—	(14.6)	16.4
Managing general underwriter unallocated LAE	—	(4.3)	—	—	4.3	—
Managing general underwriter other underwriting expenses	—	(3.7)	—	—	3.7	—
General and administrative expenses, MGU + Runoff & Other	—	(15.1)	—	(1.2)	—	(16.3)
Underwriting (loss) income, including net service fee income	$(95.7)	$18.1	$(3.9)	$(3.3)	$—	$(84.8)

Underwriting Ratios (1) (2)
Loss ratio	108.3%	57.0%	91.2%	NM	NM	93.2%
Acquisition expense ratio	21.8%	28.2%	22.0%	NM	NM	20.1%
Other underwriting expense ratio	8.3%	5.9%	29.7%	NM	NM	9.5%
Combined ratio	138.4%	91.1%	142.9%	NM	NM	122.8%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Nine months ended September 30, 2019
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$1,008.4	$459.5	$50.5	$4.7	$—	$1,523.1
Net written premiums	$805.2	$360.1	$42.0	$1.5	$—	$1,208.8
Net earned insurance and reinsurance premiums	$705.7	$330.0	$19.9	$1.2	$—	$1,056.8
Loss and allocated LAE	(558.0)	(198.6)	(14.7)	(4.4)	—	(775.7)
Insurance and reinsurance acquisition expenses	(149.9)	(95.1)	(4.5)	(2.6)	36.7	(215.4)
Technical (loss) profit	(2.2)	36.3	0.7	(5.8)	36.7	65.7
Unallocated LAE	(17.1)	(5.5)	(0.2)	(0.9)	(11.1)	(34.8)
Other underwriting expenses	(64.0)	(18.8)	(7.6)	(4.6)	(11.2)	(106.2)
Underwriting (loss) income	(83.3)	12.0	(7.1)	(11.3)	14.4	(75.3)
Service fee revenue	—	97.6	—	—	(39.3)	58.3
Managing general underwriter unallocated LAE	—	(13.7)	—	—	13.7	—
Managing general underwriter other underwriting expenses	—	(11.2)	—	—	11.2	—
General and administrative expenses, MGU + Runoff & Other	—	(46.3)	—	(3.0)	—	(49.3)
Underwriting (loss) income, including net service fee income	$(83.3)	$38.4	$(7.1)	$(14.3)	$—	$(66.3)

Underwriting Ratios (1) (2)
Loss ratio	81.5%	61.8%	74.9%	NM	NM	76.7%
Acquisition expense ratio	21.2%	28.8%	22.6%	NM	NM	20.4%
Other underwriting expense ratio	9.1%	5.7%	38.2%	NM	NM	10.0%
Combined ratio	111.8%	96.3%	135.7%	NM	NM	107.1%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Reconciliation of Non-GAAP Financial Measures

Tangible book value and Tangible book value per common share

Tangible book value and Tangible book value per common share are non-GAAP financial measures. Tangible book value and Tangible book value per common share are useful to investors because they measure the realizable value of common shareholder returns, excluding the impact of goodwill, intangible assets, and net deferred liability on intangible assets.

Tangible book value is derived by subtracting Goodwill, Intangible assets and Net deferred tax liability on intangible assets from book value. Tangible book value per common share is derived by dividing Tangible book value by the Common shares outstanding.

The reconciliation to Total common shareholders’ equity and Book value per common share, the most directly comparable GAAP measures, are presented in the table below.

	September 30,	December 31,
(Expressed in millions of U.S. dollars, except share and per share amounts)	2020	2019
Common shares outstanding	115,299,341	115,299,341

Total common shareholders’ equity	$1,459.2	$1,640.4
Goodwill	(400.8)	(400.8)
Intangible assets	(168.0)	(179.8)
Net deferred tax liability on intangible assets	19.1	22.8
Tangible book value	$909.5	$1,082.6

Book value per common share	$12.66	$14.23
Tangible book value per common share	$7.89	$9.39

Operating (loss) attributable to common shareholders

The Company uses Operating (loss) attributable to common shareholders as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its core performance. Operating (loss) attributable to common shareholders as used herein differs from net (loss) income attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net foreign exchange gains (losses) and the associated income tax expense or benefit. The Company’s management believes that Operating (loss) attributable to common shareholders is useful to investors because it is more reflective of the Company’s core business, as it removes the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading, investments-related derivatives, and net foreign exchange gains (losses) and the associated income tax expense or benefit of those fluctuations. The following is a reconciliation of net (loss) income attributable to common shareholders to Operating (loss) attributable to common shareholders:

	Three months ended September 30,		Nine months ended September 30,
(Expressed in millions of U.S. dollars)	2020	2019	2020	2019
Net (loss) income attributable to common shareholders	$(95.5)	$(2.7)	$(207.2)	$99.2
Adjustment for net realized and unrealized (gains) losses on investments	(27.4)	(69.2)	(19.7)	(183.3)
Adjustment for net foreign exchange losses (gains)	21.3	(4.3)	18.9	(9.4)
Adjustment for income tax expense (benefit)(1)	0.8	10.8	(10.2)	27.6
Operating (loss) attributable to common shareholders	$(100.8)	$(65.4)	$(218.2)	$(65.9)
(1)Adjustment for income tax expense (benefit) represents the income tax expense (benefit) associated with the adjustment for net realized and unrealized (gains) losses on investments and the income tax expense (benefit) associated with the adjustment for net foreign exchange losses (gains). The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.